Exhibit 99.1

Alcoa Plans Restart of Aluminum Smelting Capacity at Alumar in Brazil

PITTSBURGH--(BUSINESS WIRE)--September 20, 2021--Alcoa Corporation announced today that it plans to restart 268,000 metric tons per year (mtpy) of aluminum capacity at the Alumar smelter in São Luís, Brazil, which has been fully curtailed since 2015.

The process to restart the idle capacity will begin immediately. The first molten metal is expected in the second quarter of 2022, and the full 268,000 mtpy of capacity is expected to be operational in the fourth quarter of 2022. By 2024, the Alumar smelter will be powered with 100 percent renewable energy.

“Our restart decision is based on an analysis that shows the smelter can be competitive throughout all cycles, leveraging the co-located refinery, a strong workforce, and competitive, renewable power arrangements,” said John Slaven, Executive Vice President and Chief Operating Officer. “With this planned restart, we’ll be able to build upon the strong capabilities at this site and capture benefits for our investors, customers, employees and the stakeholders in the state of Maranhão in Brazil.”

The smelter is jointly owned by a subsidiary of Alcoa and South32 and has three potlines with a total operating capacity of 447,000 metric tons, which includes Alcoa’s share of 268,000 metric tons. Alcoa Alumínio, a wholly owned subsidiary of Alcoa Corporation, owns 60 percent of the smelting and casting capacity; South32 holds the remaining 40 percent.

Otavio Carvalheira, Vice President of Operations and Alcoa’s President in Brazil, said: “We are excited about the work ahead to safely and effectively restart the Alumar smelter, and we appreciate the collaboration from our government and community stakeholders as we begin this important, months-long process to build upon Alcoa’s leadership and further improve our global competitiveness.”

The Alumar smelter restart will involve the hiring of more than 750 employees and will add to the 850 direct employees at the site’s co-located alumina refinery.

The cost of the restart is anticipated to be approximately $75 million, including approximately $10 million in capital expenses. Restart expenses expected to be incurred in the fourth quarter of 2021 are estimated to be between $15 million and $20 million pre-tax ($10 million and $13 million after-tax), or $0.05 and $0.07 per share. With this planned restart, Alcoa will have approximately 80 percent of its 2.99 million metric tons of global aluminum smelting capacity operating.

About Alcoa Corporation

Alcoa (NYSE: AA) is a global industry leader in bauxite, alumina, and aluminum products, and is built on a foundation of strong values and operating excellence dating back 135 years to the world-changing discovery that made aluminum an affordable and vital part of modern life. Since developing the aluminum industry, and throughout our history, our talented Alcoans have followed on with breakthrough innovations and best practices that have led to efficiency, safety, sustainability, and stronger communities wherever we operate.

Dissemination of Company Information

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Forward-Looking Statements

This press release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements by Alcoa Corporation that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa Corporation believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Alcoa Corporation’s filings with the Securities and Exchange Commission. Alcoa Corporation disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Contacts

Investor Contact:
James Dwyer
412-992-5450
James.Dwyer@alcoa.com

Media Contact:
Jim Beck
412-315-2909
Jim.Beck@alcoa.com

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